UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2019

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 601-4659

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Neil Carmichael

Effective August 23, 2019, Neil Carmichael resigned as Chief Executive Officer, President, Secretary, and Treasurer of Pacific Green Technologies Inc. (“we”, “us”, “our”, the “Company”). Dr. Carmichael’s resignation did not result from any disagreement with the Company regarding our policies, practices, or otherwise. He will continue to serve as a non-executive director on the Company’s board of directors.

Also effective August 23, 2019, the Company entered into a Non-Executive Directorship Agreement with Neil Carmichael pursuant to which the Company will pay to Dr. Carmichael $3,000 per month for his services as an independent director of the board of directors, plus reimbursement of related expenses. The agreement, which is a for a term of 12 months, may be terminated by either party with 30 days prior notice and renewed only by their mutual approval. Dr. Carmichael shall be entitled to retain all unexercised incentive stock options previously issued to him during his tenure as an executive officer of the Company.

Appointment of Scott Poulter, Chief Executive Officer.

Concurrently with Dr. Carmichael’s resignation, Scott Poulter, Executive Director of the Company, was appointed to serve as Chief Executive Officer.

Scott Poulter – Chief Executive Officer and Director

Scott Poulter was appointed as Executive Director of Pacific Green Technologies Inc. on May 8, 2017. Mr. Poulter was a former professional windsurfer in the United Kingdom, and subsequently became a sports marketing entrepreneur with various sport marketing businesses worldwide which controlled various commercial or licensing rights in Formula One auto racing from 1996 to 2003.

In 2009, he was asked to assist an emission control technology company, Enviroresolutions, in commercializing its proprietary technology and he became increasingly interested in technologies that could help improve the environment. In that vein, Mr. Poulter founded Pacific Green Group Limited, which is now a significant investor in our company, and has since endeavored to use his entrepreneurial skills and international business experience to drive forward the emission control technologies of Pacific Green Technologies, Inc. He has been integral in delivering our Company’s business relationships in China and Europe. He is 52 years of age.

ITEM 7.01 Regulation FD Disclosure

On August 27, 2019, the Company issued a news release regarding the above described resignation and appointment.

Item 9.01	Financial Statements and Exhibits.
10.1	Non-Executive Directorship Agreement with Neil Carmichael dated August 23, 2019
99.1	News Release dated August 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date: August 27, 2019

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